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                                                                    EXHIBIT 12.1

              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            FOR THE PERIODS ENDED

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
                                              DECEMBER 31, 1996      SEPTEMBER 30, 1997
                                              -----------------      ------------------
EARNINGS

Loss before extraordinary item and taxes           $ (22,385)            $ (16,445)
 Add(Subtract):
     Fixed Charges                                    12,444                 8,867
     Share of loss in Equity Investments               2,344                   814
     Gain on Sale of Business                           (655)                  -
                                                   ---------             ---------

Adjusted Earnings                                     (8,252)               (8,884)
                                                   ---------             ---------
                                                   ---------             ---------


FIXED CHARGES

Interest Charges                                      11,715                 8,288
Rent expense attributable to interest                     24
Amortization of Debt issuance costs                      705                   579
                                                   ---------             ---------

Total Fixed Charges                                 $ 12,444               $ 8,867
                                                   ---------             ---------
                                                   ---------             ---------

Ratio of Earnings to fixed charges                       -                     -
                                                   ---------             ---------
                                                   ---------             ---------

Earnings insufficient to cover fixed charges          $20,696               $15,531
                                                   ---------             ---------
                                                   ---------             ---------
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